                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

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
                                                                  (MILLIONS)
                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                                 --------------
                                                                  1994    1993
                                                                 ------  ------
Income from continuing operations...............................   $446    $297
Add:
  Interest......................................................    480     578
  Portion of rentals representative of interest factor..........     52      52
  Income tax expense............................................    277     194
  Amortization of interest capitalized applicable to nonutility
   companies....................................................      5       5
  Interest capitalized applicable to utility companies..........      1       1
  Undistributed earnings of affiliated companies in which less
   than a 50% voting interest is owned..........................     (5)      1
                                                                 ------  ------
    Earnings as defined......................................... $1,256  $1,128
                                                                 ======  ======
Interest........................................................ $  480  $  578
Interest capitalized............................................      5       3
Portion of rentals representative of interest factor............     52      52
                                                                 ------  ------
    Fixed charges as defined.................................... $  537  $  633
                                                                 ======  ======
Ratio of earnings to fixed charges..............................   2.34    1.78
                                                                 ======  ======
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